SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                November 22, 2005

                           AMERICANA PUBLISHING, INC.
               (Exact Name of Registrant as Specified in Charter)


               COLORADO                   000-25783             84-1453703
     (State or other jurisdiction        (Commission           (IRS Employer
           of incorporation)             File Number)        Identification No.)


      303 San Mateo NE, Suite 104A, Albuquerque, New Mexico         87108
                                                                    -----
            (Address of principal executive offices)              (Zip code)

          Registrant's telephone number, including area code:   (505) 265-6121

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

     Effective as of November 22, 2005, Mr. George Lovato, Jr. amicably resigned as Chief Executive Officer ("CEO") and Chairman of the Board of Directors (the "Board"), and Mr. Don White amicably resigned as Chief Financial Officer ("CFO"), Vice-President and as a Director of Americana Publishing, Inc. (the "Company").

     On December 19, 2005, Ms. Donna Silverman was appointed by the Board to serve as President, CEO and CFO of the Company. Ms. Silverman has over twenty
(20) years of experience in the financial markets of Wall Street. After training with the investment firms of Herzog Heine & Geduld and Jay W. Kaufmann & Co., in 1988, Ms. Silverman launched the first east coast office for Paulson Investment Company, a leading underwriter in the OTC market. Ms. Silverman has owned and operated brokerage offices in New York, New Jersey, Florida and Georgia, creating and managing a sales force of over 150 registered representatives. During this time, she was responsible for the successful implementation and completion of over fifty (50) underwritings. In 1996, Ms. Silverman founded Stedman Walker, Inc., a New York City firm specializing in raising capital for businesses through debt and equity funding.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    December 19, 2005        AMERICANA PUBLISHING INC.


                                  By:     /s/ Donna Silverman
                                          --------------------------------------
                                  Name:   Donna Silverman
                                  Title:  President & Chief Executive Officer